EXHIBIT 99.8

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Patrick E. Duke the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of U.S. Energy Corp. (the “Company”) directly or indirectly beneficially owned by APEG Energy II, L.P. or any of its affiliates (collectively, the “APEG II LP Group”). Such action shall include, but not be limited to:

1.       executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the APEG II LP Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company;

2.       executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company;

3.       executing for and on behalf of the undersigned all Joint Filing Agreements or similar documents pursuant to which the undersigned shall agree to be a member of the APEG II LP Group;

4.       performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

5.       taking any other action of any type whatsoever in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the APEG II LP Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of March, 2019.

APEG Energy II, LP
By: APEG Energy II GP, LLC, its general partner

By:	/s/ Patrick E. Duke
Name: Title:	Patrick E. Duke

Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC, as sole member of APEG Energy II GP, LLC, as general partner of APEG Energy II, LP

APEG Energy II GP, LLC
By: Angelus Capital, LLC, its sole member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC, as sole member of APEG Energy II GP, LLC

Angelus Capital, LLC
By: Angelus Private Equity Group, LLC, its sole member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC

Angelus Private Equity Group, LLC
By: Duke Capital Services, LLC, a managing member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC, as managing member of Angelus Private Equity Group, LLC

Duke Capital Services
By: Patrick E. Duke, its sole member

By:	/s/ Patrick E. Duke
Name:	Patrick E. Duke
Title:	Patrick E. Duke, Sole Member of Duke Capital Services, LLC

Paul W. Haarman

By:	/s/ Paul W. Haarman

Patrick E. Duke

By:	/s/ Patrick E. Duke